Exhibit 107

CALCULATION OF FILING FEE TABLE

Form S-3

(Form Type)

Prairie Operating Co.

(Exact Name of Registrant as Specified in its Charter)

Table 1 – Newly Registered Securities

	Security Type	Title of Each Class of Securities to be Registered	Fee Calculation or Carry Forward Rule	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Fees to Be Paid	Equity	Common Stock	457(o)	—	(1)	(1)	—	—
Fees to Be Paid	Equity	Preferred Stock	457(o)	—	(1)	(1)	—	—
Fees to Be Paid	Equity	Warrants	457(o)	—	(1)	(1)	—	—
Fees to Be Paid	Other	Units	457(o)	—	(1)	(1)	—	—
Fees to Be Paid	Other	Rights	457(o)	—	(1)	(1)	—	—
Fees to Be Paid	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	457(o)	(1)	(1)	$50,000,000	0.00015310	$7,655
Fees Previously Paid	—	—	—	—	—	—		—

Carry Forward Securities
Carry Forward Securities	—	—	—	—		—			—	—	—	—
		Total Offering Amounts				$50,000,000		$7,655
		Total Fees Previously Paid						—
		Total Fee Offsets						—
		Net Fee Due						$7,655

(1)	The Registrant previously registered the offer and sale of its securities, including its common stock, par value $0.01 per share, preferred stock, warrants, units and rights, having a proposed maximum aggregate offering price of $250,000,000 pursuant to a Registration Statement on Form S-3 (File No. 333-282730) initially filed on October 18, 2024, as amended by that certain Amendment No. 1 filed on November 22, 2024, and as further amended by that certain Amendment No. 2 filed on December 10, 2024, which was declared effective by the Securities and Exchange Commission on December 20, 2024 (the “Prior Registration Statement”). As of the date hereof, a balance of $250,000,000 of such securities remains unsold under the Prior Registration Statement. In accordance with Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”), and General Instruction IV(A) of Form S-3, the Registrant is hereby registering the offer and sale of an additional $50,000,000 aggregate maximum amount of its securities representing no more than 20% of the maximum aggregate offering price of securities remaining available for issuance under the Prior Registration Statement. Pursuant to Rule 416 under the Securities Act, this Registration Statement shall also cover any additional securities of the Registrant that become issuable by reason of any splits, dividends or similar transactions or anti-dilution adjustments.